SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON , D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                October 14, 1995



                                XIOX CORPORATION

             (Exact name of registrant as specified in its charter)

577 Airport Boulevard, Suite 700, Burlingame, California                94010
   (Address of principal executive offices)                           (Zip Code)





       Registrant's telephone number, including area code: (415) 375-8188

    Delaware                    0-15797                         95-3824750
--------------------------------------------------------------------------------
(State or other               (Commission                     (IRS Employer
 jurisdiction                  File Number)                   Identification
of incorporation)                                                  Number





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ITEM 2.   Acquisition or Disposition of Assets

          On October 14, 1995 XIOX Corporation ("Seller") sold the sales, installation and servicing business and related assets of Seller's Gemini Telemanagement Systems ("GTS") and RBC Systems ("RBC") business to Richard Alter ("Purchaser") in exchange for a payment of $52,254.95 and assumption by Purchaser of the obligations of Seller existing on October 1, 1995 to provide services under warranties extended to purchasers of GTS systems or RBC systems and related products and service contracts totaling $109,236 in deferred revenue. Purchaser also entered into a Customer agreement with Seller appointing Purchaser a distributor of Seller's products. Purchaser is an officer and director of Seller.

ITEM 7.   Financial Statements and Exhibits.

          The transaction discussed in Item 2 is to be accounted for as a sale of certain assets in exchange for a payment of $52,254.95 and release of deferred service revenue liability resulting in a one-time extra ordinary gain of $109,236.

          Financial statements for the period ending September 30, 1995 will be filed within 60 days and will be adjusted to give effect to the proceeds of the sale recorded in October, 1995.

          (c).      Exhibits

                    2.6     Sale and Purchase of Assets Agreement*

                            The following schedules and attachments to such agreement have been omitted and will be furnished to the Commission upon request:

                            Exhibit 5.2.b Bill of Sale dated October 14, 1995
                            Exhibit 2.3.a Promissory Note
                            Exhibit 6.1.d Additional Inventory
                            Schedule 1.1 Accounts Receivable
                            Schedule 1.2 Assets of the Business
                            Schedule 1.7 Inventory
                            Schedule 1.8 Support Assets
                            Schedule 1.9 Warranty/Sales Obligations
                            Exhibit 5.2.i Customer Agreement


                     * Confidential treatment requested for portions of this
                       Exhibit.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

                                     XIOX CORPORATION


October  27, 1995                    By
                                       -----------------------------------------
                                                Melanie D. Reid
                                          Vice-President, Finance and
                                            Chief Financial Officer

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